                                                                EXHIBIT 11

                                 CALCULATION OF PRIMARY EARNINGS PER SHARE
                                                                          Year Ended April 30,
                                                       -------------------------------------------------------
                                                           1994                 1993                  1992
                                                       ------------         ------------          ------------
Net earnings                                           $200,528,000         $180,705,000          $162,253,000
                                                       ============         ============          ============

Average number of shares outstanding - primary:
   Average number of common shares outstanding          105,882,000          106,579,000           107,495,000


   Dilutive effect of stock options after
   application of treasury stock method                     887,000            1,065,000             1,659,000
                                                        -----------          -----------           -----------

Average number of shares outstanding                    106,769,000          107,644,000           109,154,000
                                                        ===========          ===========           ===========


Earnings per share:
   Primary                                                    $1.88                $1.68                 $1.49
                                                              =====                =====                 =====

                                                                   EXHIBIT 11

                              CALCULATION OF FULLY DILUTED EARNINGS PER SHARE
                                                                         Year Ended April 30,
                                                       -------------------------------------------------------
                                                           1994                 1993                  1992
                                                       ------------         ------------          ------------
Net earnings                                           $200,528,000         $180,705,000          $162,253,000
                                                       ============         ============          ============

Average number of shares outstanding - fully
   diluted:  Shares used in calculating primary
   earnings per share                                   106,769,000          107,644,000           109,154,000

   Additional effect of stock options after
   application of treasury stock method                     203,000                -                    -
                                                        -----------          -----------           -----------

Average number of shares outstanding                    106,972,000          107,644,000           109,154,000
                                                        ===========          ===========           ===========


Earnings per share:
   Fully diluted                                              $1.87                $1.68                 $1.49
                                                              =====                =====                 =====